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                                                                  Exhibit 23.1

COOPERS
& LYBRAND


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Interstate Hotels Company on Form S-8 (Stock Option Plan for Non-Employee Directors) of our report on the Consolidated Financial Statements of Interstate Hotels Company as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K.


                                                /s/ Coopers & Lybrand L.L.P.

Pittsburgh, Pennsylvania
June 18, 1997